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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported)  October 4, 2005
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                    INDIGENOUS GLOBAL DEVELOPMENT CORPORATION
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             (exact name of registrant as specified in its charter)

                                      Utah
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                 (State or other jurisdiction of incorporation)

      0-22968                                           87-0363789
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Commission File Number                        IRS Employer Identification
Number

          100 BUSH STREET, SUITE 600, SAN FRANCISCO, CALIFORNIA   94104
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (415) 283-4757
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ITEM 4.01     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.
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On August 26, 2005, Grobstein, Horwath & Company LLP, the auditors, of
Indigenous Global Development Corporation (the "Registrant") resigned as the Registrant's auditors. From January 5, 2005 through August 26, 2005, there were no disagreements between the Registrant and Grobstein, Horwath & Company LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing, scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Board of Directors has not yet approved the appointment of the new auditors.

The Registrant has provided Grobstein, Horwath & Company LLP with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K. The Registrant has requested that Grobstein, Horwath & Company LLP review the disclosure and furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does agree. Such letter has been filed as an exhibit to this report.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
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            (c)   Exhibits

                  16.1.    Letter from Grobstein, Horwath & Company LLP to the
                           SEC.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     October 14, 2005           INDIGENOUS GLOBAL DEVELOPMENT CORPORATION


                                      By: /s/ Deni Leonard
                                          -------------------------
                                          Deni Leonard, President



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